UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2019

Avenue Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38114 (Commission File Number)	47-4113275 (IRS Employer Identification No.)

2 Gansevoort Street, 9th Floor

New York, New York 10014

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Class	Trading Symbol(s)	Exchange Name
Common Stock	ATXI	Nasdaq Capital Market

Item 8.01	Other Events.

On June 3, 2019, Avenue Therapeutics, Inc. (“Avenue”) issued a press release announcing that its second pivotal Phase 3 trial of IV tramadol achieved the primary endpoint of a statistically significant improvement in Sum of Pain Intensity Difference over 24 hours (SPID24) compared to placebo in patients with postoperative pain following abdominoplasty surgery. In addition, Avenue announced that its trial met all of its key secondary endpoints. A copy of the press release is being furnished as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description
99.1	Press release issued by Avenue Therapeutics, Inc., dated June 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVENUE THERAPEUTICS, INC.
(Registrant)

Date: June 3, 2019

	By:	/s/ Lucy Lu, M.D.
	Name:	Lucy Lu, M.D.
	Title:	President & Chief Executive Officer